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                            BUSINESS PROPERTY LEASE

THIS LEASE is entered into this 20th day of June, 1996, between Christ Community Church of the Christian & Missionary Alliance, Landlord and Trans Terra Company, Tenant.

                                    PREMISES
     1. Landlord leases to Tenant   10825 Harney Street
________________________________________________________________________________
________________________________________________________________________________
Omaha, Douglas County, Nebraska, (the "Premises"), containing approximately 17,323 square feet of area, on the following terms and conditions:

                                     TERMS
     2. This Lease shall be for a term of five (5) years beginning on the 1st day of August, 1996, and ending on the 31st day of July, 2001 unless terminated earlier on the following conditions: Tenant will have the one time right to cancel this lease at the end of the third lease year (July 31, 1999) by providing written notice to the Landlord no later than February 1, 1999.

     If for any reason the Premises are delivered to Tenant on any date before or after the term commencement date, rental for the period between the date of possession and the term commencement date shall be adjusted on a pro rata basis. Such earlier or late taking of possession shall not change the termination date of this Lease. This Lease shall not be void of voidable in the event of a late delivery by Landlord, nor shall Landlord be liable to Tenant for any resulting loss or damage.

                                USE OF PREMISES
     3. The Premises are leased to Tenant, and are to be used by Tenant, for the purpose of a stock brokerage transaction office and for no other purpose. Tenant agrees to use the Premises in such a manner as to not interfere with the rights of other tenants in the Real Estate, to comply with all applicable governmental laws, ordinances, and regulations in connection with its use of the Premises, to keep the Premises in a clean and sanitary condition, to keep the Premises and all sidewalks, and approached thereto in a safe condition free and clear of ice and snow and all other matter which may be dangerous to the public and free of all obstructions, and to use all reasonable precaution to prevent waste, damage, or injury to the Premises.

                                      RENT
     4. (a) BASE RENT. The total Base Rent under this Lease is Nine Hundred Thousand Seven Hundred Ninety Six and 00/100 Dollars ( $900,796.00 ). Tenant agrees to pay rent to Landlord at 404 So. 108th St., Omaha, NE 68154 or at any other place Landlord may designate in writing, in lawful money of the United States, in monthly installments in advance, on the first day of each month, as follows:

For the period from August 1, 1996 to July 31, 1999   $14,435.83 per month;
For the period from August 1, 1999 to July 31, 2001   $15,879.41 per month;

        (b) OPERATING EXPENSES. In addition to the Base Rent, Tenant shall pay a pro rata share of operating expenses of the real estate of which the Premises are part, parking areas, and grounds ("Real Estate"). "Operating Expenses" shall mean all costs of maintaining and operating the Real Estate, including but not limited to all taxes and special assessments levied upon the Real Estate, fixtures, at the Real Estate, all insurance costs, repair, replacement, and operation of the Real Estate, including but not limited to line painting, lighting, snow removal, landscaping, cleaning, repair and replacement.
Operating Expenses shall not include property additions and capital improvements to the real estate, alterations made for specific tenants, depreciation of the Real Estate, debt service on long term debt or income taxes paid by Landlord.

        (c) PAYMENT OF RENT. Tenant agrees to pay the Base Rent as and when due, together with Tenant's share of the Operating Expenses and all other amounts required to be paid by Tenant under this Lease. In the event of nonpayment of any amounts due under this Lease, whether or not designated as rent, Landlord shall have all the rights and remedies provided in this Lease or by law for failure to pay rent.

        (d) LATE CHARGE. If the Tenant fails to pay the Base Rent together with the Tenant's share of the Operating Expenses and all other amounts required to be paid by Tenant under this Lease, on or before the tenth day after such payments are due, Tenant agrees to pay Landlord a late charge of 10% OF THE MONTHLY RENTAL AMOUNT.

                                    SERVICES
     5. Landlord shall provide no services to Tenant to the Premises during normal business hours, and at such other times as Landlord may deem necessary or desirable, in the manner customary to the Real Estate. Landlord shall have the right to discontinue any service during any period for which rent is not promptly paid by Tenant. Landlord shall not be liable for damages, nor shall the rental be abated, for failure to furnish, or delay in furnishing, any service when failure to furnish, or delay in furnishing, is occasioned in whole or in part by needful repairs, renewals, or improvements, or by any strike or labor controversy, or by any accident or casualty whatsoever, or by any unauthorized act or default of any employee of Landlord, or for any other cause or causes beyond the control of Landlord. Tenant shall pay when due, all water, gas, electricity, sewer use fees, incurred at or chargeable to the Premises.

                             ASSIGNMENT OR SUBLEASE
     6. Tenant shall not assign this Lease or sublet the whole or any part of the Premises, transfer this Lease by operation of law or otherwise, or permit any other person except agents and employees of Tenant to occupy the Premises, or any part thereof, without the prior written consent of Landlord, such approval shall not be unreasonably denied or delayed. Landlord may consider the following in determining whether to withhold consent: (a) financial responsibility of the new tenant, (b) identity and business character of the new tenant (c) nature and legality of the proposed use of the Premises.

     Landlord shall have the right to assign its interest under this Lease or the rent reserved hereunder.

                             TENANT'S IMPROVEMENTS
     7. Tenant shall have the right to place partitions and fixtures and make improvements or other alterations in the interior of the Premises at its own expense. Prior to commencing any such work, Tenant shall first obtain the written consent of Landlord for the proposed work. Said approval shall not be unreasonably denied or delayed.

                                    REPAIRS
     8. Landlord agrees to maintain in good condition, and repair as necessary the foundations, exterior walls and the roof of the Premises. Landlord will be responsible for replacement of compressors and/or condensers in the HVAC units during the first 12 months of this Lease.

     Tenant agrees that it will make, at its own cost and expense, all repairs and replacements to the Premises not required to be made by Landlord, including, but not limited to, all interior and exterior doors, door frames, windows, plate glass, and the heating, air conditioning, plumbing and electrical systems servicing the Premises. Tenant agrees to do all redecorating, remodeling, alteration, and painting required by it during the term of the Lease at its own cost and expense, to pay for any repairs to the Premises or the Real Estate made necessary by any negligence or carelessness of Tenant or any of its agents or employees or person permitted on the Real Estate by Tenant, and to maintain the Premises in a safe, clean, neat and sanitary condition. Tenant shall be entitled to no compensation for inconvenience, injury, or loss of business arising from the making of any repairs by Landlord, Tenant, or other tenants to the Premises or the Real Estate.

                             CONDITION OF PREMISES
     9. Except as provided herein, Tenant agrees that no promises, representations, statements, or warranties have been made on behalf of Landlord to Tenant respecting the condition of the Premises, or the manner of operating the Real Estate, or the making of any repairs to the Premises. By taking possession of the Premises, Tenant acknowledges that the Premises were in good and satisfactory condition when possession was taken. Tenant shall, at the termination of this Lease, by lapse of time or otherwise remove all of Tenant's property and surrender the Premises to Landlord in as good condition as when Tenant took possession, normal wear excepted.

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                      PERSONAL PROPERTY AT RISK OF TENANT
    10. All personal property in the Premises shall be at the risk of Tenant only. Landlord shall jot be liable for any damage to any property of Tenant or its agents or employees in the Premises caused by steam, electricity, sewage, gas or odors, or from water, rain, or snow which may leak into, issue or flow into the Premises from any part of the Real Estate, or from any other place, or for any damage done to Tenant's property in moving same to or from the Real Estate or the Premises. Tenant shall give Landlord, or its agents, prompt written notice of any damage to or defects in water pipes, gas or warming or cooling apparatus in the Premises.

                           LANDLORD'S RESERVED RIGHTS
    11. Landlord, with permission from Tenant may:

    (a) At reasonable times, to decorate, and to make, at its own expense, repairs, alterations, additions, and improvements, structural or otherwise, in or to the Premises, the Real Estate, or part thereof, and any adjacent building, land, street, or alley, and during such operations to take into and through the Premises or any part of the Real Estate all materials required, and to temporarily close or suspend operation of entrances, doors, corridors, elevators, or other facilities to do so.
    (b) Show the Premises to prospective tenants at reasonable times in the event that Tenant has given Landlord notice of lease termination.
    (c) Take any and all reasonable measures, including inspections or the making of repairs, alterations, and additions and improvements to the Premises or to the Real Estate, which Landlord deems necessary or desirable for the safety, protection, operation, or preservation of the Premises or the Real Estate.
    (d) Approve all sources furnishing signs, painting, and/or lettering to the Premises, and approve al signs on the Premises prior to installation thereof.

                                   INSURANCE
    12. Tenant shall not use or occupy the Premises or any part therof in any manner which could invalidate any policies of insurance now or hereafter placed on the Real Estate or increase the risks covered by insurance on the Real Estate or necessitate additional insurance premiums or policies of insurance, even if such use may be in furtherance of Tenant's business purposes. In the event any policies of insurance are invalidated by acts or omissions of Tenant, Landlord shall have the right to terminate this Lease, or at Landlord's option, to charge Tenant for extra insurance premiums required on the Real Estate on account of the increased risk caused by Tenant's use and occupancy of the Premises. Each party hereby waives all claims for recovery from the other for any loss or damage to any of its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such policies, provided, that this waiver shall apply only when permitted by the applicable policy of insurance.

                                   INDEMNITY
    13. Tenant shall indemnify, hold harmless, and defend Landlord from and against, and Landlord shall not be liable to Tenant on account of, any and all costs, expenses, liabilities, losses damages, suits, actions, fines, penalties, demands, or claims of any kind, including reasonable attorney's fees, asserted by or on behalf of any person, entity, or governmental authority arising out of or in any way connected with either (a) a failure by Tenant to perform any of the agreements, terms, or conditions of the Lease required to be performed by Tenant; (b) a failure by Tenant to comply with any laws, statutes, ordinances, regulations, or orders of any governmental authority; or (c) any accident, death, a personal injury, or damage to, or loss or theft of property which shall occur on or about the Premises, or the Real Estate, except as the same may be the result of the negligence of Landlord, its employees, or agents.]

                              LIABILITY INSURANCE
    14. Tenant agrees to procure and maintain continuously during the entire term of this Lease, a policy or policies of insurance in a company or companies acceptable to Landlord, at Tenants own cost and expense, insuring Landlord and Tenant from all claims, demands or actions; such comprehensive insurance shall protect and name the Tenant as the Insured and shall provide coverage of at least $2,000,000.00 for injuries to any one person, $500,000.00, for injuries to persons in any one accident and $500.000.00 for damage to property, made by or on behalf of any person or persons, firm or corporation arising from, related to, or connected with the conduct and operation of Tenant's business in the Premises, or arising out of and connected with the use and occupancy of sidewalks and other Common Areas by the Tenant. All such insurance shall provide that Landlord shall be given a minimum of ten (10) days notice by the insurance company prior to cancellation, termination or change of such insurance. Tenant shall provide Landlord with copies of the policies or certificates evidencing that such insurance is in full force and effect and stating the term and provisions thereof. If Tenant fails to comply with such requirements for insurance and Tenant does not fulfill this insurance obligation after written notice from Landlord, Landlord may, but shall not be obligated to, obtain such insurance and keep the same in effect, and Tenant agrees to pay Landlord, upon demand, the premium cost thereof. Tenant's insurance provides for $2,000,000.00 for General Liability plus a $3,000,000.00 Umbrella Coverage. Tenant will name Landlord as a additional insured for the insurance coverage.

                        DAMAGE BY FIRE OR OTHER CASUALTY
    15. If, during the term f this Lease, the Premises shall be so damaged by fire or any other cause except Tenant's negligent or intentional act so as to render the Premises untenantable, the rent shall be abated while the Premises remain untenantable; and in the event of such damage, Landlord shall elect whether to repair the Premises or to cancel this Lease, and shall notify Tenant in writing of his election within sixty (60) days after such damage. In the event Landlord elects to repair the Premises, the work or repair shall begin promptly and shall be carried on without unnecessary delay. In the event Landlord elects not to repair the Premises, the Lease shall be deemed canceled as of the date of the damage. Such damage shall not extend the Lease term.

                                  CONDEMNATION
    16. If the whole or any part of the Premises shall be taken by public authority under the power of eminent domain, then the term of this Lease shall cease on that portion of the Premises so taken, from the date of possession, and the rent shall be paid to that date, with a proportionate refund by Landlord to Tenant of such rent as may have been paid by Tenant in advance.
If the portion of the Premises taken is such that it prevents the practical use of the Premises for Tenant's purposes, then Tenant shall have the right either (a) to terminate this Lease by giving written notice of such termination to Landlord not later than thirty (30) days after the taking; or
(b) to continue in possession of the remainder of the Premises, except that the rent shall be reduced in proportion to the area of the Premises taken.
In the even of any taking or condemnation of the Premises, in whole or in part, the entire resulting award of damages shall be the exclusive property of Landlord, including all damages awarded as compensation for diminution in value to the leasehold, without any deduction for the value of any unexpired term of this Lease, or for any other estate or interest in the Premises now or hereafter vested in Tenant.

                               DEFAULT OR BREACH
    17. Each of the following events shall constitute a default or a breach of this Lease by Tenant:
    (a) If Tenant fails to pay Landlord any rent or other payments when due hereunder;
    (b) If Tenant vacates or abandons the Premises;
    (c) If Tenant files a petition in bankruptcy or insolvency or for reorganization under any bankruptcy act, or voluntarily takes advantage of any such act by answer or otherwise, or makes an assignment for the benefit of creditors;
    (d) If involuntary proceedings under any bankruptcy or insolvency act shall be instituted against Tenant, or if a receiver or trustee shall be appointed of all or substantially all of the property of Tenant, and such proceedings shall not be demised or the receivership or trusteeship vacated within thirty (30) days after the institution or appointment; or
    (e) If Tenant fails to perform or comply with any other term or condition of this Lease and if such nonperformance shall continue for a period of ten (10) days after notice thereof by Landlord to Tenant, time being of the essence.

                               EFFECT OF DEFAULT
    18. In the event of any default or breach hereunder, in addition to any other right or remedy available to Landlord, wither at law or in equity, Landlord may exert any one or more of the following rights:
    (a) Landlord may re-enter the Premises immediately and remove the property and personnel of Tenant, and shall have the right, but not the obligation, to store such property in a public warehouse or at a place selected by Landlord, at the risk and expense of Tenant.
    (b) Landlord may retake the Premises and may terminate this Lease by giving written notice of termination to Tenant. Without such notice, Landlord's retaking will not terminate the Lease. On termination, Landlord may recover from Tenant all damages proximately resulting from the breach, including the cost of recovering the Premises and the difference between the rent due for the balance of the Lease term, as though the Lease had not been terminated, and the reasonable rental value of the Premises, which sum shall be immediately due Landlord from Tenant.

    (c) Landlord may relet the Premises or any part therof for any term without terminating this Lease, at such rent and on such terms as it may choose. Landlord may make alterations and repairs to the Premises. In addition to Tenant's liability to Landlord for breach of this Lease, Tenant shall be liable for all expenses of the reletting, for any alterations and repairs made, and for the rent due for the balance of the Lease term, which sum shall be immediately due Landlord from Tenant. The amount due Landlord will be reduced by the net rent received by Landlord during the remaining term of this Lease from reletting the Premises or any part thereof. If during the remaining term of this Lease Landlord receives more than the amount due Landlord under this sub-paragraph, the Landlord shall pay such excess to Tenant, but only to the extent Tenant, but only to the extent Tenant has actually made payment pursuant to this sub-paragraph.

                           SURRENDER - HOLDING OVER     19. Tenant shall,
upon termination of this Lease, whether by lapse of time or otherwise peaceably and promptly surrender the Premises to Landlord. If Tenant remains in possession after the termination of this Lease, without a written lease duly executed by the parties, Tenant shall be deemed a trespasser. If Tenant pays, and Landlord accepts, rent for a period after termination of this Lease, Tenant shall be deemed to be occupying the Premises only as a tenant from month to month, subject to all the terms, conditions, and agreements of this Lease, except that the rent shall be two times the monthly rent specified in the lease immediately before termination.

                       SUBORDINATION AND ATTORNMENT
    20. Landlord reserves the right to place liens and encumbrances on the Premises superior in lien and effect to this Lease. This Lease, and all rights of Tenant hereunder, shall, at the option of Landlord, be subject and subordinate to any liens and encumbrances now or hereafter imposed by Landlord upon the Premises or the Real Estate or any part thereof, and Tenant agrees to execute, acknowledge, and deliver to Landlord, upon request, any and all instruments that may be necessary or proper to subordinate this Lease and all rights herein to any such lien or encumbrance as may be required by Landlord.

     In the event any proceedings are brought for the foreclosure of any mortgage on the Premises, Tenant will attorn to the purchaser at the foreclosure sale and recognize such purchaser as the Landlord under this Lease. The purchaser, by virtue of such foreclosure, shall be deemed to have assumed, as substitute Landlord, the terms and conditions of this Lease until the resale or other disposition of its interest. Such assumption, however, shall not be deemed an acknowledgment by the purchaser of the validity of any then existing claims of Tenant against the prior Landlord.

     Tenant agrees to execute and deliver such further assurances and other documents, including a new lease upon the same terms and conditions contained herein, confirming the foregoing, as such purchaser may reasonably request. Tenant waives any right of election to terminate this Lease because of any such foreclosure proceedings.

                                 NOTICES
     21. Any notice to given hereunder shall be given in writing and sent by registered or certified mail to Landlord at 404 So. 108th St., Omaha, NE 68157 and to Tenant at TransTerra Co., Attn: Thomas J. Pleiss, Vice President, 4211 So. 102nd St., Omaha, NE 68127 or at such other address as either party may from time to time designate in writing. Each such notice shall be deemed to have been given at the time it shall be personally delivered to such address or deposited in the United States mail in the manner prescribed herein.

                                 NET LEASE
     22. This is a net-net-net Lease and the parties agree and understand that Tenant shall pay Tenant's proportionate share of the real estate taxes, special assessments, insurance and all other Operating Expense as described in subparagraph 4.b of this Lease.

                               MISCELLANEOUS
     23. (a) BINDING ON ASSIGNS. All terms, conditions, and agreements of this Lease shall be binding upon, apply, and inure to the benefit of the parties hereto and their respective heirs, representatives, successors, and assigns.

     (b) AMENDMENT IN WRITING. This Lease contains the entire agreement between the parties and may be amended only by subsequent written agreement.

     (c) WAIVER - NONE. The failure of Landlord to insist upon strict performance of any of the terms, conditions and agreements of this Lease shall not be deemed a waiver of any of its rights or remedies hereunder and shall not be deemed a waiver of any subsequent breach or default of any of such terms, conditions, and agreements. The doing of anything by Landlord which Landlord is not obligated to do hereunder shall not impose any future obligation on Landlord nor otherwise amend any provisions of this Lease.

     (d) NO SURRENDER. No surrender of the Premises by Tenant shall be effected by Landlord's acceptance of the keys to the Premises or of the rent due hereunder, or by any other means whatsoever, without Landlord's written acknowledgment that such acceptance constitutes a surrender.

     (e) CAPTIONS. The captions of the various paragraphs in this Lease are for convenience only and do not define, limit, describe, or construe the contents of such paragraphs.

     (f) BROKERS. Landlord hereby warrants that N P Dodge Management Company is the Real Estate Broker in this transaction and that Landlord has agreed to pay a real estate fee to said Broker.

     (g) APPLICABLE LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Nebraska.


                                 OTHER PROVISIONS

     24. 1. This Lease agreement will be null and void in the event that the Landlord does not close on the purchase of this property by July 1, 1996 or if this Lease is not approved by the Landlord.

          2. Parking - Landlord will provide to Tenant 100 additional parking stalls located on Landlord's church parking lot for Tenant to use during the normal business hours of 7:00 am to 5:30 pm on Monday through Friday. Tenant will allow Landlord to use the parking located at 10825 Harney after 6:00 pm on Monday through Friday and all day on Saturday and Sunday.

          3. Possession of Premises - Tenant will have possession of the premises on July 1, 1996 except east 1/3 of bldg (shop and ware area), which will be available August 8, 1996.

          4. Condition of Premises on Possession Date - The premises will be given to Tenant in a clean condition i.e. carpets cleaned and all trash, etc., removed from the premises.

          5. Rental Deposit - Upon execution of this Lease Agreement by Landlord, Tenant will pay the base rental for the month of August 1996.

     Until this Lease is executed on behalf of all parties hereto, it shall be construed as an offer to lease of Tenant to Landlord.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.


                                              /s/ Christ Community Church
                                              --------------------------------
                                              Landlord

 /s/ Edward D. Reider                         /s/ William R. Alford
-------------------------------            By --------------------------------
Witness                                       Treasurer

-------------------------------            By --------------------------------
Witness

                                               /s/ TransTerra Co
                                              --------------------------------
                                              Tenant

 /s/ Robert H. Fowler                          /s/ Thomas J. Pleiss
-------------------------------            By --------------------------------
Witness                                       Vice President

-------------------------------            By --------------------------------
Witness